Exhibit 99.1

September 30, 2020

RAVE Restaurant Group, Inc. Reports Fourth Quarter
and Fiscal Year 2020 Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the fourth quarter and fiscal year ended June 28, 2020.

Fourth Quarter Highlights:

•	Pizza Inn domestic comparable store retail sales decreased 39% in the fourth quarter of fiscal 2020 compared to the same period of the prior year.
•	Pie Five comparable store retail sales decreased 37.9% in the fourth quarter of fiscal 2020 compared to the same period of the prior year.
•	Total revenue decreased by $1.5 million to $1.6 million for the fourth quarter of fiscal 2020 compared to the same period of the prior year.
•	Income before taxes was $32 thousand for the fourth quarter of fiscal 2020 compared to a loss before taxes of $1.1 million for the same period of the prior year.
•	The Company recorded net income of $31 thousand for the fourth quarter of fiscal 2020 compared to net loss of $0.8 million for the same period of the prior year.
•	On a fully diluted basis, net income increased $0.05 per share to $0.00 per share for the fourth quarter of fiscal 2020 compared to net loss of $0.05 per share for the same period of the prior year.
•	Cash and cash equivalents increased $1.4 million during the fourth quarter of fiscal 2020 to $3.0 million at June 28, 2020.
•	Pizza Inn domestic unit count finished at 151.
•	Pizza Inn international unit count finished at 38.
•	Pie Five domestic unit count finished at 42.

Annual Highlights:

•	Fiscal 2020 contained 52 weeks compared to 53 weeks in fiscal 2019.
•	RAVE total domestic comparable store retail sales decreased 10.5% for the 53 weeks ended June 28, 2020 compared to the 53 weeks ended June 30, 2019.
•	Pizza Inn domestic comparable store retail sales for the 53 weeks ended June 28, 2020 decreased 8.8% compared to the same period of the prior year, while total domestic retail sales decreased 13.7%.

•	Pie Five comparable store retail sales for the 53 weeks ended June 28, 2020 decreased 15.7% compared to the same period of the prior year, while total system-wide retail sales decreased 37.4%.
•	Total consolidated revenue decreased 18.6% in fiscal 2020 to $10.0 million.
•	Net income before tax improved by $0.6 million to a loss of $0.2 million in fiscal 2020 compared to a loss of $0.8 million in fiscal 2019.
•	Net income decreased by $3.5 million to a net loss of $4.2 million for fiscal 2020 compared to net loss of $0.7 million in the prior year.
•	On a fully diluted basis, the Company reported a net loss of $0.28 per share in fiscal 2020 compared to net loss of $0.05 per share in the prior year.
•	Adjusted EBITDA of $0.6 million for fiscal 2020 was a $0.2 million increase from the prior year.
•	Domestic Pizza Inn units decreased by four during the year bringing domestic total units open at the end of the 2020 fiscal year to 151.
•	International Pizza Inn units decreased by ten during the year bringing the total international units open at the end of the 2020 fiscal year to 38.
•	Pie Five units decreased by sixteen during the year bringing total units open at the end of the 2020 fiscal year to 42.

“The COVID-19 pandemic has presented unprecedented challenges to both of our brands but, as our recovery efforts progress, it is encouraging to see our focus on safety, convenience, quality and value resonating with our customers,” said Brandon Solano, Chief Executive Officer of Rave Restaurant Group, Inc. “I continue to be inspired by the coordinated response from our franchisees and restaurant support team to drive traffic and incremental sales through new channels and operations.”

 “At Pizza Inn, we are focusing on safely reopening dining rooms by launching the Right-Way Buffet and relying on third-party home delivery to add new revenue streams,” said Solano.  “It’s our top priority to ensure our guests feel safe inside our dining room and our New Right-Way Buffet is our way of giving them the same buffet experience with enhanced safety measures. Guest feedback has been very positive, with many customers communicating their appreciation for the option of enjoying the same Pizza Inn variety and quality that they have loved for over 60 years. For guests who feel more comfortable enjoying Pizza Inn at home, our Contactless Buffet To-Go is still available for carryout and delivery. In addition, 40% of our system is utilizing third-party home delivery and we anticipate this number to continue to increase.”

 “A majority of our Pie Five locations are also utilizing third-party delivery and we continue to leverage the Circle of Crust loyalty app as a traffic driver for the brand,” said Solano.  “In addition, we are also working on exciting new menu enhancements that should be in test later this year and focusing efforts on operational efficiency and positive guest experience.”

Clint Fendley, Vice President of Finance at RAVE, commented, “Income before taxes of $32 thousand for the fourth quarter of fiscal 2020 reflects our aggressive efforts to control costs in the face of the reduced revenue caused by the COVID-19 pandemic.  For all of fiscal 2020, the $0.2 million loss before taxes was a $0.6 million improvement over fiscal 2019 largely as the result of reduced impairment costs.  Net loss of $4.2 million for the full 2020 fiscal year was primarily the result of income tax expense of $4.1 million attributable to a valuation allowance on our deferred tax assets taken in the third quarter.  We believe that the budgetary measures we have taken during the last several months and our financial performance during this unprecedented pandemic bode well for the future of the Company.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance costs, gain/loss sale of assets, costs related to impairment, closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates, franchises and/or licenses 231 Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

REVENUES:	$1,617	$3,063	$10,028	$12,319

COSTS AND EXPENSES:
Cost of sales	86	405	439	1,120
General and administrative expenses	920	651	5,503	5,274
Franchise expenses	487	937	3,051	3,778
Pre-opening expenses	-	-	-	-
Gain on sale of assets	(31)	(301)	(24)	(551)
Impairment of long-lived assets and other lease charges	44	1,275	880	1,664
Bad debt	14	1,054	53	1,265
Interest expense	20	27	95	104
Depreciation and amortization expense	45	81	186	466
Total costs and expenses	1,585	4,129	10,183	13,120

INCOME (LOSS) BEFORE TAXES	32	(1,066)	(155)	(801)
Income tax expense (benefit)	1	(239)	4,078	(51)
NET INCOME (LOSS)	31	(827)	(4,233)	(750)

INCOME / (LOSS) PER SHARE OF COMMON STOCK - BASIC:	$0.00	$(0.05)	$(0.28)	$(0.05)

INCOME / (LOSS) PER SHARE OF COMMON STOCK - DILUTED:	$0.00	$(0.05)	$(0.28)	$(0.05)

Weighted average common shares outstanding - basic	15,194	15,072	15,144	15,070

Weighted average common and potential dilutive common shares outstanding	15,992	15,072	15,144	15,070

See accompanying Notes to Consolidated Financial Statements.

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 28, 2020	June 30, 2019

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,969	$2,264
Resticted Cash	234	233
Accounts receivable, less allowance for bad debts of $269 and $209, respectively	965	1,191
Notes receivable, less allowance for bad debt of $0 and $916, respectively	546	389
Inventories	-	7
Income tax receivable	-	4
Property held for sale	-	231
Deferred contract charges	44	38
Prepaid expenses and other	174	346
Total current assets	4,932	4,703

LONG-TERM ASSETS
Property, plant and equipment, net	366	500
Operating lease right of use asset, net	3,567	-
Intangible assets definite-lived, net	155	196
Long-term notes receivable	449	735
Deferred tax asset, net	-	4,060
Long-term deferred contract charges	231	232
Deposits and other	5	-
Total assets	$9,705	$10,426

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$446	$400
Accounts payable - lease termination impairments	407	832
Accrued expenses	775	834
Deferred rent	0	37
Operating lease liability, current	632	0
Deferred revenues	254	275
Total current liabilities	2,514	2,378

LONG-TERM LIABILITIES
Convertible notes	1,549	1,584
PPP Loan	657	0
Deferred rent, net of current portion	0	397
Operating lease liability, net of current portion	3,471	0
Deferred revenues, net of current portion	960	1,561
Other long-term liabilities	51	72
Total liabilities	9,202	5,992

COMMITMENTS AND CONTINGENCIES (SEE NOTE J)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 22,550,376 and 22,208,141 shares, respectively; outstanding 15,465,222 and 15,090,837 shares, respectively	225	222
Additional paid-in capital	33,531	33,327
Accumulated deficit	(8,716)	(4,483)
Treasury stock at cost Shares in treasury: 7,085,154 and 7,117,304, respectively	(24,537)	(24,632)
Total shareholders' equity	503	4,434

Total liabilities and shareholders' equity	$9,705	$10,426

See accompanying Notes to Consolidated Financial Statements.

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended
	June 28, 2020	June 30, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,233)	$(750)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Impairment of long-lived assets and other lease charges	880	1,664
Stock compensation expense	(104)	36
Depreciation and amortization	145	423
Amortization of operating lease asset	471	-
Amortization of intangible assets definite-lived	41	43
Amortization of debt issue costs	29	22
Gain on the sale of assets	(24)	(551)
Provision for bad debt (accounts receivable)	53	349
Provision for bad debt (notes receivable)	-	916
Deferred income tax asset (net)	4,060	(198)
Changes in operating assets and liabilities:
Accounts receivable	132	226
Operating notes receivable	104	50
Inventories	7	(1)
Prepaid expenses, deposits and other, net	167	(446)
Restricted Cash	(1)	-
Deferred revenue	(587)	(409)
Accounts payable - trade	46	(21)
Accounts payable - lease termination impairments	(985)	(418)
Operating lease liability	(494)	-
Accrued expenses, deferred rent and other	(67)	(276)
Cash (used in) provided by operating activities	(360)	659

CASH FLOWS FROM INVESTING ACTIVITIES:
Notes receivable from fixed asset sales	123	201
Proceeds from sale of assets	-	11
Capital Expenditures	(56)	(81)
Cash provided by investing activities	67	131

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	357	88
Equity issuance costs	(15)	-
Proceeds from PPP Loan	657	-
Cash provided by financing activities	999	88

Net increase in cash and cash equivalents	706	878
Cash, cash equivalents and restricted cash beginning of period	2,497	1,619
Cash, cash equivalents and restricted cash end of period	$3,203	$2,497

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$66	$72
Income taxes	$18	$168

Non-cash activities:
Conversion of notes to common shares	$64	$4
Notes receivable from sales of fixed assets	$-	$654
Operating lease right of use assets at adoption	$4,150	$-
Operating lease liability at adoption	$4,636	$-

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Fiscal Year Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net income	$31	$(827)	$(4,233)	$(750)
Interest expense	20	27	95	104
Income taxes	1	(239)	4,078	(51)
Depreciation and amortization	45	81	186	466
EBITDA	$97	$(958)	$126	$(231)
Stock compensation expense (income)	-	(374)	(104)	36
Severance	-	-	157	-
Pre-opening costs	-	-	-	-
Loss (gain) on sale/disposal of assets	(31)	(301)	(24)	(551)
Impairment of long-lived assets and other lease charges	44	1,275	880	1,664
Franchisee default and closed store revenue	(19)	(63)	(606)	(777)
Closed and non-operating store costs	87	87	137	238
Adjusted EBITDA	$178	$(334)	$566	$379